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Exhibit 5.1

MORTON R. BRANZBURG	WILLIAM A. HARVEY		STEPHANIE A. FOX	MATTHEW J. BORGER
LEONARD M. KLEHR	LAWRENCE J. AREM		RICHARD C. DEMARCO	MARY B. HALFPENNY
RONA J. ROSEN	RICHARD S. ROISMAN		DIMITRI L. KARAPELOU	PINA S. WERTZBERGER
CAROL ANN SLOCUM	ARNOLD E. COHEN		ROBERT J. DOWNS, JR	JON M. KATONA•
MICHAEL C. FORMAN	JEFFREY KURTZMAN		JENNIFER K. SCOLIARDI	CRAIG F. ZAPPETTI
MICHAEL K. CORAN	FRANCIS M. CORREL, JR.		JULIE M. HOLLAND	JEREL A. HOPKINS
JOANNE R. WILLS	CARL S. PRIMAVERA		MICHAEL P. RITTINGER	LEE R. SUSSMAN
KEITH W. KAPLAN	PAUL G. NOFER		ANTHONY P. TABASSO	ROBERT L. BRUCE
DOUGLAS F. SCHLEICHER	BARRY J. SIEGEL		BRETT D. FELDMAN	MELISSA MacLEOD
RICHARD M. BECK	DENISE M. DAY		JASON C. MENEGAKIS	RANDI L. RUBIN
DAVID S. EAGLE*	BRADLEY A. KROUSE		KEVIN M. GORMLY	LISA A. LORI
LAURANCE E. BACCINI	STEPHAN L. CUTLER		JOSEPH L. VELASCO	NICOLE M. NIGRELLI
LAWRENCE D. ROVIN	DAVID ZALESNE		METTHEW H. WERTHMAN	BRAD P. BENDER
STEVEN A. KAYE	CHARLES A. ERCOLE		BRYAN D. WEISS	PAUL J. ZIMMERMAN
STEVEN K. KORTANEK	WILLIAM W. MATTHEWS III		CRYSTAL DEAZLE	ADAM E. LAVER
JEFFREY O. GREENFIELD	JEROLD J. NOVICK		AMANDA J. MASUCCI	DAVID REIBSTEIN
RONALD J. PATTERSON	SHAHAN G. TEBERIAN		MAGGIE S. SOBOLESKI	RONALD L. WOODMAN
GLENN A. WEINER	JOHN F. LETCHFORD+		JOSEPH P. BRADICA	WILLIAM J. CLEMENTS
DANIEL R. BLICKMAN	DANIEL P. O'BRIEN		STEVE CUSANO	DEBORA A. GONZALEZ
IRA A. ROSENAU	DON P. FOSTER		KELLY LENAHAN	DEIDRE A. DOWNES**
MICHAEL A. IACONELLI	HEATHER I. LEVINE
A. GRANT PHELAN	ANDREW O. SCHIFF		OF COUNSEL
MARC H. STOFMAN JON S. ROBINS	KENNETH M. DENTI	June [ ], 2004	DONALD M. HARRISON C. HOCHSTADTER DICKER
ALAN CASNOFF
*MEMBER OF NEW YORK & DELAWARE BAR ONLY **MEMBER OF CALIFORNIA BAR ONLY •MEMBER OF NEW YORK BAR ONLY †MEMBER OF DELAWARE & GEORGIA BAR ONLY +REGISTERED PATENT ATTORNEY			PETER J. NORMAN MARY ELLEN O'LAUGHLIN DENISE SEASTONE KRAFT DAVID L. ZIVE STEPHANIE A. FOX

Board of Directors
Millstream Acquisition Corporation
435 Devon Park Drive, Building 400
Wayne, Pennsylvania 19087

Dear Gentlemen:

        As counsel to Millstream Acquisition Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-4 (File No. 333-114385) (the Registration Statement as amended at the time it becomes effective being referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 33,696,000 shares of common stock, par value $.0001 per share (the "Common Stock").

        In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Amended and Restated Certificate of Incorporation and Bylaws; (ii) minutes and resolutions of the Company's Board of Directors and stockholders; (iii) certificates issued by public officials; and (iv) such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock and the Warrants as we have deemed necessary as a basis for the opinion hereinafter set forth.

        In our examination of the foregoing documents, we have assumed: (i) the genuineness of all signatures on originals and certified copies of documents; and (ii) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies. As to any fact material to our opinion, we have relied, to the extent we deem such reliance proper, upon representations of officers of the Company.

        Based upon the foregoing, we are of the opinion that the Common Stock, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

        We are opining solely on all applicable statutory provisions of Delaware law, including the rules and regulations underlying those provisions, and the applicable judicial and regulatory determinations. We hereby consent to the reference to our firm in the Registration Statement under the prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Klehr, Harrison, Harvey, Branzburg & Ellers LLP

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  Exhibit 5.1